                                                                  EXHIBIT 10.102

                                                                  EXECUTION COPY





                                    AGREEMENT



                                     BETWEEN



                               CAMDEN COGEN, L.P.
                    (d/b/a CAMDEN COGEN LIMITED PARTNERSHIP)



                                       AND



           PNEUMO ABEX CORPORATION (d/b/a MAFCO WORLDWIDE CORPORATION)



                              FOR THE SALE OF STEAM



                             AS OF OCTOBER 25, 2000

                                TABLE OF CONTENTS

                                                                                               Page

RECITALS.......................................................................................  1

SECTION 1 DEFINITIONS............................................................................1
             1.1   General Definitions...........................................................1
             1.2   Interpretation................................................................4

SECTION 2 CONSTRUCTION AND MAINTENANCE OF THE FACILITY...........................................4
             2.1   Construction..................................................................4
             2.2   Operation and Maintenance after Completion of Construction....................4

SECTION 3 SALE OF STEAM..........................................................................5
             3.1   General.......................................................................5
             3.2   Scheduling....................................................................7
             3.3   Specifications of Steam.......................................................7

SECTION 4 COST OF STEAM..........................................................................7
             4.1   Monthly Steam Charge..........................................................7

SECTION 5 MEASUREMENT AND METERING...............................................................7
             5.1   Units of Measurement..........................................................7
             5.2   Seller's Measuring Equipment..................................................7
             5.3   Buyer's Measuring Equipment...................................................7
             5.4   Alternative Means of Measurement..............................................8
             5.5   Testing and Corrections.......................................................8
             5.6   Maintenance...................................................................9
             5.7   Measurement/Notice............................................................9

SECTION 6 BILLING AND RECORDS....................................................................9
             6.1   Billing.......................................................................9
             6.2   Payment.......................................................................9
             6.3   Records.......................................................................9

SECTION 7 TAXES.................................................................................10

SECTION 8 REPRESENTATIONS.......................................................................10
             8.1   Representations of Buyer.....................................................10
             8.2   Representations of Seller....................................................10

SECTION 9 FORCE MAJEURE.........................................................................11
             9.1   Definition...................................................................11
             9.2   Burden of Proof..............................................................11
             9.3   Condition....................................................................11
             9.4   Labor Disputes...............................................................12

SECTION 10 TERM.................................................................................12
             10.1  Term.........................................................................12
             10.2  Expiration...................................................................12

SECTION 11 LIABILITY............................................................................12
             11.1  Limitation on Liability for Damages..........................................12
             11.2  Damages......................................................................13

SECTION 12 INSURANCE............................................................................13

SECTION 13 NONWAIVER............................................................................13

SECTION 14 NOTICE AND SERVICE...................................................................13
             14.1  Notice.......................................................................13
             14.2  Date of Service..............................................................13
             14.3  Addresses....................................................................14

SECTION 15 NO RESALE OF STEAM...................................................................14

SECTION 16 AMENDMENTS...........................................................................14

SECTION 17 SUCCESSORS AND ASSIGNS...............................................................14
             17.1  Assignment by Buyer..........................................................14
             17.2  Assignment by Seller.........................................................15
             17.3  Continuing Obligations.......................................................15

SECTION 18 CHOICE OF LAW........................................................................15

SECTION 19 RENEGOTIATION........................................................................15

SECTION 20 CONSENT NOT TO BE UNREASONABLY WITHHELD..............................................15

SECTION 21 DISPUTE RESOLUTION...................................................................15
             21.1  Dispute Resolution...........................................................15
             21.2  Remedies for Breach of Agreement.............................................15

SECTION 22 OTHER AGREEMENTS.....................................................................16

SECTION 23 CAPTIONS.............................................................................16

SECTION 24 COUNTERPARTS.........................................................................16

                                    AGREEMENT

                                     BETWEEN

                               CAMDEN COGEN, L.P.
                    (d/b/a CAMDEN COGEN, LIMITED PARTNERSHIP)

                                       AND

                             PNEUMO ABEX CORPORATION
                       (d/b/a MAFCO WORLDWIDE CORPORATION)

                              FOR THE SALE OF STEAM

                  This AGREEMENT is made as of October 25, 2000, by and between Camden Cogen, L.P., doing business as Camden Cogen, Limited Partnership, a Delaware limited partnership ("Seller"), and Pneumo Abex Corporation, a Delaware corporation d/b/a Mafco Worldwide Corporation ("Buyer," and collectively the "Parties").

                                    RECITALS

                  WHEREAS, Seller owns and operates a cogeneration facility located in Camden, New Jersey for the production of electricity and steam (the "Cogeneration Facility");

                  WHEREAS, Buyer owns, operates and maintains a plant ("Buyer's Plant") in Camden, New Jersey, which uses steam for industrial purposes and Buyer desires to purchase steam from Seller;

                  WHEREAS, the Parties desire to set forth in writing their respective rights and obligations with respect to the matters set forth above.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1 General Definitions. The following terms when used herein shall have the following meanings:

                  (a) "Affiliate" means a corporation or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation or other entity.

                  (b) "Agreement" means this contract, including all exhibits and amendments thereto that may be made from time to time.

                  (c) "Buyer's Average Price of Fuel" means, for any Month, an average of each of the daily mean wholesale prices for the petroleum product known as "No. 6-0.7% Sulfur Max" fuel oil, for deliveries in barge load quantities in New York Harbor, as published by Standard & Poor's Platt's in Platt's Oilgram Price Report plus transportation and related services costs and taxes and reflecting a conversion factor of 150,000 Btu/gallon, as expressed in the following formula:

Buyer's Average Price of Fuel ($/mmBtu) = [(x + y) / k] (1,000,000)

Where:

x = an average of each of the daily mean wholesale prices for "No. 6-0.7% Sulfur Max" fuel oil, for deliveries in barge load quantities in New York Harbor, as published by Standard & Poor's Platt's in Platt's Oilgram Price Report (expressed in $/gallon, which is equal to the published price expressed in $/barrel divided by 42).

y = $0.06/gallon (comprising gross receipt and franchise taxes and transportation and related services costs).

k, the conversion factor  = 150,000 Btu/gallon.

                  (d) "Buyer's Avoided Fuel Cost per k-lb." means, for any Month, an amount determined by taking the product of (i) the Heat Rate (in mmBtu/k-lb.) and (ii) Buyer's Average Price of Fuel ($/mmBtu).

                  (e) "Buyer's Plant" has the meaning set forth in the recitals hereto.

                  (f) "Buyer's Steam Requirement" means Buyer's requirements for steam for use during Buyer's normal production times, at its plant in Camden, New Jersey, which is currently estimated to average 27,000 lbs. per hour, and which may fluctuate from time to time as detailed in Section 3.1(b) hereof.

                  (g) "Btu" means British Thermal Unit and "mmBtu" means one million Btus.

                  (h) "Cogeneration Facility" means the cogeneration facility owned by Seller in Camden, New Jersey.

                  (i) "Cogenerated Steam" means steam delivered to Buyer by Seller through Seller's steam line, as measured at Seller's meter at the Point of Delivery of Steam.

                  (j) "Facilities" means the facilities required for the delivery of Cogenerated Steam to Buyer, including service stop valves, meter stop valves, primary and secondary service pressure reducing valves, meter supports, protection devices, meters, pipe systems, pipelines, venting, and other facilities required to connect Buyer's Plant to the Point of Delivery of Steam in order to effectuate the purposes of this Agreement.

                  (k) "Fuel" means "No. 6-0.7% Sulfur Max" fuel oil which for purposes of this Agreement is used as a proxy for "No. 6-0.5% Sulfur Max" fuel oil, the fuel which is normally utilized in Buyer's primary boilers.

                  (l) "Force Majeure" has the meaning set forth in Section 9.1.

                  (m) "Governmental Authority" means any federal, state or local governmental entity exercising jurisdiction over rates, services and/or operations subject to this Agreement.

                  (n) "Governmental Authorizations" means any and all licenses, permits, certificates and other authorizations required by applicable federal, state, or local law.

                  (o) "Heat Rate" means 1.268 mmBtu/k-lbs.

                  (p) "Month" means a 30 day period, and to the extent any calculations in this Agreement are based on a month containing more or less than 30 days, the amounts calculated herein shall be prorated accordingly.

                  (q) "k-lbs." means 1,000 pounds of steam mass.

                  (r) "Monthly Steam Charge" has the meaning set forth in
Section 4.1.

                  (s) "Party" means Seller or Buyer, as the case may be, and its permitted successors and assigns and "Parties" means both Buyer and Seller.

                  (t) "Point of Delivery of Steam" means the point or points where the Steam Supply System connecting Seller's Cogeneration Facility to Buyer's Plant connects to the Facilities at Buyer's property line.

                  (u) "Prudent Steam Industry Practices" shall mean those practices, methods, acts, techniques, standards and equipment, as changed from time to time, that are then generally accepted by the steam industry and commonly used in prudent steam industry engineering and operations to operate and maintain equipment lawfully, safely, dependably and economically, and as would have been (i) expected to accomplish the desired result in a manner consistent with applicable laws, applicable governmental permits, reliability, safety, environmental protection, economy and expediency and (ii) implemented using that degree of skill, diligence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator complying with all applicable laws and engaged in the same kind of undertaking, as applicable to units of the size and service of the Seller's Cogeneration Facility. Prudent Steam Industry Practices is not intended to be limited to the optimum practice, methods or acts to the exclusion of all others, but rather to the acceptable practice, methods or acts generally accepted in the region where Seller's Cogeneration Facility is located.

                  (v) "psig" means pound per square inch gauge.

                  (w) "Steam Supply System" means the facilities constructed, owned and operated by Seller to provide Cogenerated Steam from the Cogeneration Facility to the Point of Delivery of Steam.

         1.2 Interpretation. Unless the context otherwise requires: a term has the meaning assigned to it in this Agreement; "including" means including, without limitation; "or" is not exclusive; words in the singular include the plural and words in the plural include the singular; and references to sections, articles and schedules refer to the sections and articles of and schedules to this Agreement unless otherwise expressly indicated, and references to the provisions "herein" or "hereof" and other similar references refer to this Agreement in its entirety.

                  (a) The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement. No provision of this Agreement shall be interpreted in favor of, or against, either party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof.

                                    SECTION 2
                  CONSTRUCTION AND MAINTENANCE OF THE FACILITY

         2.1 Construction. During the construction of the Steam Supply System and the Facilities:

                  (a) Seller shall, at its expense, be responsible for the design and construction of the Steam Supply System and the Facilities. The design of the Facilities shall be based on good engineering practices and shall be subject to the review and approval of Buyer. Buyer shall be deemed to have approved Seller's design of the Facilities if Buyer has not notified Seller of any objections or of any reasonable changes requested by Buyer within ten (10) days of Seller's delivery of same to Buyer. Seller shall use reasonable efforts to maintain the construction schedule for such Facilities in Exhibit A.

                  (b) Buyer shall provide the following construction services to and for the benefit of Seller at Buyer's expense:

         1. Full access to Buyer's site and roads as necessary for the construction of the Steam Supply System and the Facilities. Seller shall use Buyer's site and roads so as not to unreasonably interfere with Buyer's operations; and

         2. Access to drawings and diagrams of Buyer's property and Buyer's Plant as reasonably requested, in a timely manner.

                  (c) Buyer shall use reasonable efforts to ensure that employees of Buyer do not interfere with the construction of the Steam Supply System and the Facilities.

                  (d) Buyer agrees to grant to Seller an easement (i) in, on, over or under its property and (ii) to the full extent of Buyer's interest which may be granted to Seller in any easements, licenses or permits of Buyer in, on, over or under the property of others which is reasonably necessary to allow Seller to construct the Steam Supply System and the Facilities.

         2.2 Operation and Maintenance after Completion of Construction. After completion of construction of the Steam Supply System and Facilities:

                  (a) Seller shall sell to Buyer and Buyer shall purchase from Seller the Facilities for the purchase price of one dollar ($1.00) as soon as practicable after the completion, including satisfactory testing, of the Facilities.

                  (b) Seller shall maintain the Steam Supply System in good operating condition consistent with Prudent Steam Industry Practices, at Seller's sole expense.

                  (c) Buyer shall maintain the Facilities, or cause the Facilities to be maintained, in good operating condition at Buyer's sole expense.

                  (d) Buyer shall have operational control of the Facilities on Buyer's property and Buyer and Seller shall agree upon a method of coordinating steam deliveries through the Facilities; provided however that should Buyer and Seller agree upon the need for an additional meter located at or near the Point of Delivery of Steam, Seller shall design, operate, maintain and own all measuring equipment installed on Buyer's property pursuant to Section 5.2 hereof.

                  (e) (i) Buyer shall grant all easements necessary to provide Seller access, including but not limited to the right of ingress and egress for pedestrian, vehicular and other traffic as Seller may reasonably require, to any areas of Buyer's property for the alteration, relocation or reconstruction of the Steam Supply System and the Facilities (including the related construction and installation of any replacement facilities), as may be necessary or desirable to maintain a steam line connection between the Cogeneration Facility and the Buyer's Plant as well as access to any future measurement equipment described in Section 5.2 hereof, and all easements granted under this Section 2.2(e) shall be in recordable form and Buyer shall cooperate with Seller to have such easements recorded. As soon as practicable after the completion of any such replacement facilities, to the extent they are within Buyer's property, shall become the Facilities for purposes of this Agreement and Seller shall sell such replacement facilities to Buyer for a nominal fee.

                           (ii) Buyer agrees that Seller shall have the right,
and shall grant Seller such easements as may be necessary, in accordance with the first paragraph of this Section 2.2(e), to relocate the steam line on Buyer's property, at Seller's sole expense, as may be required in connection with a change in ownership or operations of Buyer or Seller, and that any and all easements granted to Seller by Buyer shall survive the transfer of ownership of Buyer's property encumbered by such easements. Buyer agrees that it shall use its best efforts to assist Seller in obtaining a consent and subordination agreement from any lender or other person holding a senior interest in any of Buyer's property encumbered by such easements, which consent and subordination agreements shall give Seller the senior interest in such property.

                                    SECTION 3
                                  SALE OF STEAM

         3.1 General.

                  (a) Commencing on the first day following notice by Seller that it has completed construction and testing of the Steam Supply System and Facilities, which is presently estimated to be December 1, 2000, Buyer shall purchase and accept from Seller and Buyer shall use in its own industrial processes Cogenerated Steam delivered to Buyer at the Points of Delivery of Steam, an amount of Cogenerated Steam equal to Buyer's Steam Requirement.

                  (b) (i) Subject to any remaining obligations of Seller to provide steam to Camden Paperboard Corporation pursuant to that certain Energy Purchase Agreement between Seller and Camden Paperboard Corporation dated as of December 18, 1989, and as amended on March 5, 1992, Seller agrees to provide Buyer with all of Buyer's Steam Requirement up to but not exceeding 60 k-lbs. per hour (measured as an instantaneous rate) whenever Seller's Cogeneration Facility is operating and capable of producing Cogenerated Steam. Buyer shall be required to take and use any and all Cogenerated Steam made available by Seller at the Point of Delivery of Steam up to but not exceeding Buyer's Steam Requirement provided such delivery of Cogenerated Steam does not unduly interfere with Buyer's operations. Seller shall provide notice to Buyer of any material change in the status of Seller's obligations to provide steam pursuant to the Energy Purchase Agreement described in this subsection.

                           (ii) As available and upon request of Buyer, Seller
may supply Buyer with Cogenerated Steam in excess of 60 k-lbs. per hour up to a maximum of 75 k-lbs. per hour provided Seller is not materially adversely affected under any existing contractual agreement of Seller to sell electricity or steam to third parties.

                           (iii) If at any time there has been a Material Change
in Seller's obligations, as they exist as of the date hereof, to provide electricity pursuant to that certain Power Purchase and Interconnection Agreement between Public Service Electric and Gas Company ("PSE&G") and Seller dated as of April 15, 1988, and as amended on June 12, 1990 and as further amended and transmitted to the New Jersey Board of Public Utilities on August 21, 1990, then Seller may, at its sole discretion and upon not less than thirty
(30) days notice, terminate without any further obligation the delivery of Cogenerated Steam to Buyer and the Parties shall meet to determine if mutually agreeable terms can be negotiated for the sale and purchase of Cogenerated Steam thereafter. As used herein, a Material Change will be deemed to occur when there is any change in PSE&G's right to direct the dispatch of the Cogeneration Facility for the production of electricity or if Seller is no longer required to or determines to no longer maintain the Qualifying Status of the Cogeneration Facility as a qualifying cogeneration facility pursuant to the Public Utility Regulatory Policies Act of 1978 ("PURPA") or PURPA is no longer in effect or applicable to the Cogeneration Facility.

                           (iv) The Parties anticipate that Buyer's Steam
Requirement will generally fluctuate within the ranges shown below in TABLE 1 on a weekly basis.

                                     TABLE 1

                                                    Range
      DAY                    DURATION               (hourly average)
      -------------------    -------------------    ----------------------
      Monday-Friday          24 hrs.                10-60 k-lbs.
      Saturday               24 hrs.                0-30 k-lbs.
      Sunday                 24 hrs.                0-30 k-lbs.

         3.2 Scheduling. Commencing on the first day of the Month following the first delivery of Cogenerated Steam under this Agreement, Seller shall, at any time upon Buyer's request, give Buyer its best estimate of the availability for delivery of Cogenerated Steam from Seller to Buyer. Such estimates shall be for Buyer's convenience only, and Seller shall not in any way be bound by such estimates, which shall be subject to change without notice. Seller shall advise Buyer of any significant changes in the expected availability for delivery of such Cogenerated Steam as soon as reasonably practicable.

         3.3 Specifications of Steam. All Cogenerated Steam shall meet the specifications set forth on Exhibit 1 hereto. Seller shall treat the demineralized boiler feed water normally used in the production of Cogenerated Steam only with such chemicals as set forth in Exhibit 2 hereof.

                                    SECTION 4
                                  COST OF STEAM

         4.1 Monthly Steam Charge. Buyer shall pay to Seller a monthly steam charge ("Monthly Steam Charge") for Cogenerated Steam delivered to Buyer in any Month as follows:

                  (a) For each of the first 10,000 k-lbs. of Cogenerated Steam, an amount equal to fifty percent (50%) of Buyer's Avoided Fuel Cost per k-lb.;

                  (b) For each of the next 3,000 k-lbs. of Cogenerated Steam, an amount equal to twenty-five percent (25%) of Buyer's Avoided Fuel Cost per k-lb.;

                  (c) For each of the next 9,000 k-lbs. of Cogenerated Steam, an amount equal to zero percent (0%) of Buyer's Avoided Fuel Cost per k-lb.; and

                  (d) For each additional k-lb. of Cogenerated Steam in excess of 22,000 k-lbs., an amount equal to fifty percent (50%) of Buyer's Avoided Fuel Cost per k-lb.

                                    SECTION 5
                            MEASUREMENT AND METERING

         5.1 Units of Measurement. For the purposes of this Agreement, Cogenerated Steam shall be measured in k-lbs. of steam mass flow.

         5.2 Seller's Measuring Equipment. Seller shall use existing measuring equipment at the Seller's Cogeneration Facility less a mutually agreed upon factor for line loss, if any. Seller shall design, install, operate, maintain, and own all measuring equipment necessary for an accurate determination of the quantity of Cogenerated Steam delivered at the Point of Delivery of Steam. Any such measurement equipment shall be owned by Seller and shall be of a type acceptable to both parties. Except as provided in Section 5.4, Seller's meters shall be used for quantity measurements under this Agreement.

         5.3 Buyer's Measuring Equipment. Buyer may design, install, operate, maintain, and own, at its sole expense, steam measuring equipment, provided that Buyer shall not interfere with Seller's Steam Supply System or with Seller's measuring equipment.

         5.4 Alternative Means of Measurement. In the event Seller's measuring equipment is out of service or registers inaccurately, measurement shall be determined by:

                  (a) In the event that Seller's metering equipment is out of service, by using the registration of any other meter or meters of Seller, if installed and accurately registering; or

                  (b) In the absence of an installed and accurately registering primary or alternate meter of Seller, measurement may be determined using the registration of any meter or meter of Buyer if such is installed and accurately registering; or

                  (c) In the absence of both an installed and accurately registering meter of Seller and Buyer as set forth in (a) and (b), above, estimating by reference to quantities measured during periods under similar conditions when Seller's meter was registering accurately; or

                  (d) In the absence of an ability to use any of the above methods of measurement, estimating by reference to Buyer's operating records for the period in question.

         5.5 Testing and Corrections.

                  (a) Testing. The accuracy of Seller's measuring equipment shall be tested and verified by Seller at semi-annual intervals in Buyer's presence. The calibration procedure to be used under this Section 5.5 shall be consistent with the meter manufacturer's recommendations and accomplished prior to the time Seller first delivers Cogenerated Steam to Buyer. In the event that either Party notifies the other that it desires a test of its own or of the other Party's measuring equipment, the Parties shall cooperate to secure a prompt verification of the accuracy of such equipment.

                  (b) Costs of Testing. Seller shall bear the cost of the testing and any required adjustments of Seller's measuring equipment done at semi-annual intervals. In the event that Buyer requests a testing of Seller's measuring equipment at other than semi-annual intervals, Buyer shall bear the cost of the testing unless such equipment is found to be inaccurate by greater than two percent (2%).

                  (c) Corrections of Measuring Equipment. If, upon testing, any measuring equipment is found to be inaccurate by less than two percent (2%), previous recordings of such equipment shall be considered accurate in computing deliveries of Cogenerated Steam hereunder, but such equipment shall be promptly adjusted to record correctly to the extent possible. If, upon testing, any measuring equipment shall be found to be inaccurate by greater than two percent (2%), then such equipment shall be promptly adjusted to record properly, to the extent possible, and any previous recordings by such equipment shall be corrected to zero error, to the extent possible, and Seller shall promptly send to Buyer, pursuant to Section 6, billing adjustments based on such corrected recordings. If no reliable information exists as to when the equipment became inaccurate, it shall be assumed for correction purposes hereunder that such inaccuracy began at a point in time midway between the testing date and the last previous date on which the equipment was tested and found to be accurate or adjusted to be accurate.

         5.6 Maintenance. Each Party shall have the right to be present whenever the other Party reads, cleans, changes, repairs, inspects, tests, calibrates, or adjusts its measuring equipment. Each Party shall give timely notice to the other Party in advance of taking any of such actions.

         5.7 Measurement/Notice. Commencing on or about the first day of the second calendar month subsequent to the date Seller first sells Cogenerated Steam to Buyer and thereafter on the first day of each calendar month during the term of this Agreement, Seller shall cause Seller's measuring equipment to be read, determine the quantities of Steam delivered to Buyer during the immediately preceding calendar month, and promptly notify Buyer in writing of such quantities.

                                    SECTION 6
                               BILLING AND RECORDS

         6.1 Billing.

                  (a) Monthly Bill to Buyer. On or before the fifteenth (15th) day of each month, Seller shall prepare and deliver to Buyer an invoice setting forth the Monthly Steam Charge as set forth in Section 4.1 for the preceding month. Such invoice shall also set forth the other information called for in
Exhibit 3 and shall be in the form shown in Exhibit 3. If Seller from time to time does not know Buyer's Avoided Fuel Cost for purposes of Exhibit 3 calculations for the month in question when Seller prepares an invoice pursuant to this Section 6.1(b), Seller may estimate such cost using all available data. To the extent that an estimate is provided and used for purposes of determination of Buyer's Avoided Fuel Cost per k-lb. in Exhibit 3, Seller shall determine the actual Buyer's Avoided Fuel Cost for that Month as soon thereafter as practical and compute Buyer's Avoided Fuel Cost per k-lb. Seller shall make the appropriate adjustment in the following Month's invoice.

                  (b) Other Adjustments. Seller shall promptly prepare and deliver to Buyer an invoice setting forth any adjustments for discrepancies in billing identified through meter verifications or for any other reason which would result in reimbursement of billed amounts to Buyer or additional payments by Buyer to Seller.

         6.2 Payment. Buyer shall, within ten (10) days of the receipt of Seller's invoice setting forth the monthly bill to Buyer pursuant to Section 6.1(a), pay Seller for all amounts billed. Reimbursements or additional payments pursuant to Section 6.1(b) shall be paid within thirty (30) days of receipt of the billing adjustment invoice.

         6.3 Records. Both Seller and Buyer shall keep all invoices, receipts, charts, computer printouts, punchcards, magnetic tapes, and other records related to the volume and price of Cogenerated Steam sales made under this Agreement, including Buyer's avoided fuel cost and all calculations based on such records. Such records shall be made available for inspection and copying by either Party or their representatives upon reasonable notice. Each Party shall keep all such materials for a minimum of three (3) years from the date of their preparation.

                                    SECTION 7
                                      TAXES

                  Buyer shall be solely responsible for any sales, use, gross receipts, transfer, and similar taxes that may be imposed on the sale of Cogenerated Steam by Seller to Buyer under this Agreement. Seller shall be solely responsible for any taxes that may be imposed on the manufacture of steam by Seller under this Agreement.

                                    SECTION 8
                                 REPRESENTATIONS

         8.1 Representations of Buyer. Buyer hereby represents and warrants to Seller as follows:

                  (a) Buyer is a corporation duly organized and existing in good standing under the laws of the State of Delaware and is duly qualified to do business in the State of New Jersey.

                  (b) Buyer possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein, its execution and delivery of this Agreement has been duly authorized and this Agreement constitutes a legal, valid binding obligation enforceable against it in accordance with its respective terms.

                  (c) No suit, action or arbitration, or legal, administrative or other proceeding is pending against Buyer or its Affiliates that would affect the validity or enforceability of this Agreement or the ability of Buyer to materially fulfill its commitments hereunder.

                  (d) Neither the execution nor delivery by Buyer of this Agreement conflicts with, results in a breach of or constitutes a default under (i) any of the terms, conditions or provisions of its certificate or articles of incorporation, articles of association, limited liability company or partnership agreement, by-laws or other constituent documents, (ii) any applicable, federal, state or local law, or any order, rule or regulation of any Governmental Authority having jurisdiction over it or its properties or by which it or its properties may be bound, or (iii) any agreement or instrument to which it is a Party or by which it or any of its properties may be bound.

         8.2 Representations of Seller. Seller hereby represents and warrants to Buyer as follows:

                  (a) Seller is a limited partnership duly organized and existing under the laws of the State of Delaware and is duly qualified to do business in the State of New Jersey.

                  (b) Seller possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein, its execution and delivery of this Agreement has been duly authorized and this Agreement constitutes a legal, valid binding obligation enforceable against it in accordance with its respective terms.

                  (c) No suit, action or arbitration, or legal, administrative or other proceeding is pending against Seller or its Affiliates that would affect the validity or enforceability of this Agreement or the ability of Seller to materially fulfill its commitments hereunder.

                  (d) Neither the execution nor delivery by Seller of this Agreement conflicts with, results in a breach of or constitutes a default under (i) any of the terms, conditions or provisions of its certificate or articles of incorporation, articles of association, limited liability company or partnership agreement, by-laws or other constituent documents, (ii) any applicable, federal, state or local law, or any order, rule or regulation of any Governmental Authority having jurisdiction over it or its properties or by which it or its properties may be bound, or (iii) any agreement or instrument to which it is a Party or by which it or any of its properties may be bound.

                                    SECTION 9
                                  FORCE MAJEURE

         9.1 Definition. Except for the obligations of the Parties to make payments when due under this Agreement, either Party shall be excused from delays in performance or failures to perform its obligations hereunder and shall not be liable to the unaffected Party in damages or otherwise, if and only to the extent that such delays or failures are caused by Force Majeure. The term "Force Majeure" means any cause beyond the reasonable control of the affected Party, including, without limitation, any unforeseen and sudden failure of equipment at either Buyer's Plant or the Cogeneration Facility, storm, flood, lightning, drought, earthquake, fire, explosion, civil disturbance, labor dispute, act of God or the public enemy, or action of a court or governmental authority. Financial distress of either Party, late delivery of materials or equipment (unless itself caused by Force Majeure), or inadequate performance by contractors (unless itself caused by Force Majeure) shall not be considered Force Majeure.

         9.2 Burden of Proof. The burden of proof as to whether a Force Majeure event or condition has occurred shall be upon the affected Party.

         9.3 Condition. If a Party relies on Force Majeure as a basis for being excused from performance of its obligations under this Agreement, then the affected Party shall:

                  (a) Provide prompt oral notice to the unaffected Party, confirmed promptly in writing, of the occurrence of the event or condition, with an estimate of its expected duration and the probable impact on the performance of its obligations hereunder;

                  (b) Exercise all reasonable efforts to continue to perform its obligations hereunder;

                  (c) Expeditiously take action to correct or cure the event or condition excusing performance to the extent reasonably practicable;

                  (d) Exercise all reasonable efforts to mitigate or limit damages to the unaffected Party; and

                  (e) Provide prompt oral notice to the unaffected Party, confirmed promptly in writing, of the cessation of the event or condition giving rise to its excusal from performance.

         9.4 Labor Disputes. This Section 9 shall not require the settlement of any strike, walkout, lockout, or other labor dispute on terms which, at the discretion of the affected Party, are contrary to its interests. The settlement of such labor disputes shall be at the sole discretion of the affected Party.

                                   SECTION 10
                                      TERM

         10.1 Term. The Term of this Agreement shall be effective upon execution, subject to any requisite approval of lenders and partners of Seller being obtained by Seller not later than November 30, 2000, and shall continue until March 5, 2013, unless extended by agreement of the parties. Buyer may, on notice to Seller, terminate this Agreement without further obligation to Seller not earlier than December 1, 2000 and not later than December 15, 2000 if, on or before November 30, 2000 Seller shall have failed to obtain and notify Buyer that all requisite approvals of lenders or partners of Seller have been obtained. If Buyer exercises such right to terminate this Agreement, Seller shall upon the presentation by Buyer of customary documentation promptly pay Buyer all of Buyer's reasonably incurred out of pocket expenses not exceeding fifty thousand dollars ($50,000) paid to third parties for engineering or the procurement of equipment or both that are directly related to Buyer's anticipated use of Cogenerated Steam pursuant to this Agreement.

         10.2 Expiration. At the expiration of the initial term or a renewal term, if applicable, this Agreement and each party's obligation(s) hereunder shall automatically terminate as of the effective date thereof; provided, however, expiration of this agreement shall not relieve either party from any obligation arising under this Agreement to pay any monies due to the other party which monetary obligation was incurred prior to the date of expiration of this Agreement.

                                   SECTION 11
                                    LIABILITY

         11.1 Limitation on Liability for Damages.

                  (a) Seller, and its officers, directors, partners, agents, employees, Affiliates, successors and assigns shall not be liable under this Agreement to Buyer or its officers, directors, partners, agents, employees, Affiliates, or their successors or assigns, for any punitive, indirect, or consequential damages, including loss of profits, however caused.

                  (b) Buyer and its officers, directors, partners, agents, employees, Affiliates, successors and assigns shall not be liable under this Agreement to Seller or its officers, directors, partners, agents, employees, Affiliates, or their successors or assigns, for any punitive, indirect, or consequential damages, including loss of profits, however caused.

         11.2 Damages. If either Party breaches this Agreement, the aggrieved Party shall be entitled to seek damages as available at law except as may be limited pursuant to Section 11.1.

                                   SECTION 12
                                    INSURANCE

                  Each party shall provide and maintain in force and effect during the term of this Agreement (i) commercial and general liability insurance against claims for bodily injury and death and (ii) property insurance covering physical loss or damage to its property, each with policy limits consistent with customary industry standards and such party's normal practices, and (iii) worker's compensation insurance consistent with statutory requirements.

                                   SECTION 13
                                    NONWAIVER

                  The various rights, remedies, options, and elections of Buyer and Seller as expressed herein are cumulative, and the failure of Buyer or Seller to enforce strict performance by the other Party of the provisions of this Agreement or to exercise any right, election, or option or to resort or have recourse to any remedy herein conferred will not be construed or deemed to be a waiver or a relinquishment of the future enforcement by Buyer or Seller of any such provisions, rights, options, elections, or remedies, but the same will continue in full force and effect.

                                   SECTION 14
                               NOTICE AND SERVICE

         14.1 Notice. All notices, requests, demands and other communications required or permitted under the terms of this Agreement shall be sufficient in form if in writing and shall be deemed to be duly given if delivered by personal service, facsimile, or mailed certified or registered first class mail, postage prepaid, properly addressed to the Party entitled to receive such notice pursuant to Section 14.3.

         14.2 Date of Service.

                  (a) Mail. If a notice is sent by registered or certified mail, it shall be deemed given within three (3) days, excluding Saturdays, Sundays, or legal holidays of the State of New Jersey, after deposit of the same in the United States mail, postage prepaid, except as otherwise demonstrated by a signed receipt.

                  (b) Facsimile. If a notice is served by facsimile, a copy thereof shall be promptly sent by first class mail, postage prepaid, and notice shall be deemed given within three (3) days excluding Saturdays, Sundays or legal holidays of the State of New Jersey, after deposit of the same in the United States mail, except as otherwise demonstrated by signed receipt.

                  (c) Personal Service. If a notice is served by personal service, it shall be deemed given upon the date of actual delivery to the address of the Party to be notified.

         14.3 Addresses. Notices may be sent to the Parties at the following addresses:

         (a) Seller:     Camden Cogen, L.P.
                         570 Chelton Avenue
                         Camden, NJ 08104
                         Attn.: General Manager

         with a copy to: East Coast Power
                         Pennzoil Building - South Tower
                         711 Louisiana Street
                         32nd Floor
                         Houston, Texas 77002
                         Attn: President

         (b) Buyer:      Pneumo Abex Corporation d/b/a Mafco Worldwide Corporation
                         Third Street & Jefferson Avenue
                         Camden, New Jersey 08104
                         Attn: Vice President - Engineering

         with a copy to: M&F Worldwide Corp.
                         c/o MacAndrews & Forbes Holdings Inc.
                         35 East 62nd Street
                         New York, New York 10021
                         Attn: General Counsel

or to such other and different persons or addresses as may be designated by the Parties.

                                   SECTION 15
                               NO RESALE OF STEAM

                  Buyer agrees that all Cogenerated Steam delivered to Buyer from Seller pursuant to this Agreement shall be used by Buyer in its operations at Buyer's Plant. Buyer agrees that it will not sell any Cogenerated Steam to a third party.

                                   SECTION 16
                                   AMENDMENTS

                  No amendment or modification of the terms of this Agreement shall be binding on either Buyer or Seller unless reduced to writing and signed by both Parties.

                                   SECTION 17
                             SUCCESSORS AND ASSIGNS

         17.1 Assignment by Buyer. At any time Buyer may sell or transfer all or any part of Buyer's Plant or Buyer's property to any Affiliate of Buyer or any third party. If Buyer sells or otherwise transfers all of Buyer's Plant to any entity, this Agreement shall automatically be assigned to such entity and shall be binding on and inure to the benefit of any such entity.

         17.2 Assignment by Seller. Seller may assign this Agreement to any entity, if Seller sells or otherwise transfers all of the Cogeneration Facility to such entity.

         17.3 Continuing Obligations. No assignment of this Agreement by Buyer or Seller shall operate to relieve Buyer or Seller of any obligations under this Agreement which have accrued prior to the effective date of the assignment. An obligation shall be deemed to have accrued before the effective date of an assignment only if all the substantive elements of the obligation have accrued by that date. An assignment of this Agreement shall relieve the assignor of any obligations to the other Party under this Agreement which have not accrued before the effective date of the assignment; provided, however, that the assignor shall continue to be obligated under this Agreement if any such assignment shall be ineffective.

                                   SECTION 18
                                  CHOICE OF LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                   SECTION 19
                                  RENEGOTIATION

                  Should any term or provision of this Agreement be found invalid by any court or regulatory body having jurisdiction thereover, the Parties shall immediately renegotiate in good faith such term or provision of the Agreement to eliminate such invalidity, consistent with the intent of this Agreement.

                                   SECTION 20
                     CONSENT NOT TO BE UNREASONABLY WITHHELD

                  Whenever either Party requests any consent, permission, or approval which may be required or desired by that Party pursuant to the provisions of this Agreement, the other Party shall not unreasonably condition or withhold or postpone the grant of such consent, permission, or approval.

                                   SECTION 21
                               DISPUTE RESOLUTION

         21.1 Dispute Resolution. The Parties agree to work in good faith to resolve any claim, demand, cause of action, dispute or controversy arising out of or relating to this Agreement. The Parties shall refer any such dispute to representatives of each Party's senior management for resolution.

         21.2 Remedies for Breach of Agreement. To the extent that the parties are unable to resolve any dispute consistent with Section 20.1 hereof, the parties are free to pursue any and all remedies available at law or in equity.

                                   SECTION 22
                                OTHER AGREEMENTS

                  This Agreement supersedes all prior oral and written agreements and understandings of the Parties relating to the subject matters hereof. This Agreement constitutes the entire agreement and understanding of the Parties relating to the subject matters hereof.

                                   SECTION 23
                                    CAPTIONS

                  All indices, titles, subject headings, section titles, and similar items are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive, or to control the meaning, content, or scope of this Agreement.

                                   SECTION 24
                                  COUNTERPARTS

                  This Agreement may be executed in any number of counter parts, and each executed counterpart shall have the same force and effect as an original instrument.

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed as of the day and year first set forth above.


                             By: CAMDEN COGEN, L.P.
                             (d/b/a CAMDEN COGEN
                             LIMITED PARTNERSHIP)


                             By:
                                 -----------------------------------

                             Printed Name:
                                           -------------------------

                             Title:
                                    --------------------------------

                             Date:
                                   ---------------------------------



                             PNEUMO ABEX CORPORATION (d/b/a MAFCO
                             WORLDWIDE CORPORATION)


                             By:
                                 -----------------------------------

                             Printed Name:
                                           -------------------------

                             Title:
                                    --------------------------------

                             Date:
                                   ---------------------------------

                                    EXHIBIT 1

                      SPECIFICATIONS FOR COGENERATION STEAM

         Cogeneration Steam shall be received by Buyer at the Point of Delivery at the following specifications subject to modification by written agreement of the Parties:

         Pressure:    300 psig (+ or - 10%)

         Temperature: saturated

         Seller shall incorporate in its design, and shall install at Seller's expense, pressure reducing stations capable of reducing the steam pressure to 240 psig at the Point of Delivery, or such lower pressures as may be required in Buyer's Plant. Such pressure reducing stations will be incorporated in the final P&ID design of the Facilities by Seller and approved by Buyer.

                                    EXHIBIT 2

                          LIST OF ACCEPTABLE CHEMICALS

         The following is a list of the chemicals that may be used by Seller at the Cogeneration Facility and the Facilities to treat the demineralized boiler feed water normally used in the production and delivery of Cogenerated Steam:

         Nalco 352
         Nalco BT-2610
         Nalco 1700

         Seller may modify this list from time-to-time upon written notice to Buyer and subject to Buyer's agreement, which agreement shall not be unreasonably withheld, conditioned or delayed.

         Seller shall provide Buyer, upon Buyer's request, with the chemical manufacturer's published MSDS and other information available from the manufacturer pertaining to the chemicals used in the boiler feed water.

         Cogenerated Steam provided to Buyer shall not contain water treatment chemicals in concentrations in excess of the maximum level for each such chemical set forth in the MSDS.

                                    EXHIBIT 3

       [EXHIBIT WILL BE REPLACED BY SEPARATELY ATTACHED EXCEL SPREADSHEET]